Acquisition of NewWave

CABLE ONE®

April 2017

Disclaimer

This presentation has been prepared by Cable One, Inc. (Cable ONE). The information contained in this presentation is for informational purposes only. The information contained in this presentation is not investment or financial product advice and is not intended to be used as the basis for making an investment decision. This presentation has been prepared without taking into account the investment objectives, financial situation or particular needs of any particular person.

No representation or warranty, expressed or implied, is made as to the fairness, accuracy, completeness or correctness of the information, opinions or conclusions contained in this presentation. To the maximum extent permitted by law, none of Cable ONE, its directors, employees or agents, nor any other person, accepts any liability, including, without limitation, any liability arising out of fault or negligence for any loss arising from the use of the information contained in this presentation.

This presentation contains "forward-looking statements" that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the cable industry and our business and financial results. Forward-looking statements often include words such as "anticipates," "estimates," "expects," "projects," "intends," "plans," "believes" and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. Our actual results may vary materially from those expressed or implied in our forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by us or on our behalf. Important factors that could cause our actual results to differ materially from those in our forward-looking statements include government regulation, economic, strategic, political and social conditions and the following factors: uncertainties as to the timing of the acquisition of NewWave Communications (NewWave) and the risk that the transaction may not be completed in a timely manner or at all; the possibility that any or all of the various conditions to the consummation of the acquisition of NewWave may not be satisfied or waived, including failure to receive any required regulatory approvals (or any conditions, limitations or restrictions placed in connection with such approvals); risks regarding the failure to obtain the necessary financing to complete the transaction; the effect of the announcement or pendency of the transaction on our and NewWave's ability to retain and hire key personnel and our and NewWave's ability to maintain relationships with customers, suppliers and other business partners; risks related to diverting management's attention from our ongoing business operations; uncertainties as to our ability and the amount of time necessary to realize the expected synergies and other benefits of the transaction; our ability to integrate NewWave's operations into our own; rising levels of competition from historical and new entrants in our markets; recent and future changes in technology; our ability to continue to grow our business services product; increases in programming costs and retransmission fees; our ability to obtain support from vendors; the effects of any significant acquisitions by us; adverse economic conditions; the integrity and security of our network and information systems; legislative and regulatory efforts to impose new legal requirements on our data services; changing and additional regulation of our data, video and voice services; our ability to renew cable system franchises; increases in pole attachment costs; the failure to meet earnings expectations; the adequacy of our risk management framework; changes in tax and other laws and regulations; changes in GAAP or other applicable accounting policies; and the other risks and uncertainties detailed in the section titled "Risk Factors" in our Annual Report on Form 10-K as filed with the SEC on March 1, 2017.

Any forward-looking statements made by us in this communication speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.

Except as otherwise expressly provided, all information herein speaks only as of (1) the date hereof, in the case of information about Cable ONE, or (2) the date of such information, in the case of information from persons other than Cable ONE. Cable ONE undertakes no duty to update or revise the information contained herein, publicly or otherwise. Estimates regarding Cable ONE's or NewWave's industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

The financial results for NewWave in this presentation have been derived from the audited financial statements prepared by NewWave, without adjustment to conform to the accounting policies and methodologies used by Cable ONE. The accounting policies and methodologies used by NewWave differ in certain respects from those used by Cable ONE, but Cable ONE does not believe these differences are material to the combined company.

Use of Non-GAAP Financial Metrics

Cable ONE uses certain measures that are not defined by generally accepted accounting principles in the United States ("GAAP") to evaluate various aspects of its and NewWave Communications' ("NewWave") businesses. Adjusted EBITDA, Adjusted EBITDA Margin (labeled "Adj EBITDA Margin" in this presentation), Adjusted EBITDA less capital expenditures (labeled "Adjusted EBITDA-Capex" in this presentation), and conversion rate (labeled "% Conversion" in this presentation) are non-GAAP financial measures and should be considered in addition to, not as a substitute for, net income or net cash provided by operating activities reported in accordance with GAAP. These terms, as defined by Cable ONE, may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA less capital expenditures, and conversion rate are reconciled to net income, and Adjusted EBITDA less capital expenditures is also reconciled to net cash provided by operating activities, in the Appendix.

"Adjusted EBITDA" is defined as net income plus net interest expense, provision for income taxes, depreciation and amortization, stock-based compensation expense, other expense, acquisition-related costs, gain on sale of cable assets and loss on disposal of fixed assets. As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of Cable ONE's and NewWave's businesses as well as other non-cash or special items and is unaffected by Cable ONE's and NewWave's capital structure or investment activities. This measure is limited in that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and Cable ONE's or NewWave's cash cost of financing. These costs are evaluated through other financial measures.

"Adjusted EBITDA Margin" is defined as Adjusted EBITDA divided by total revenues.

"Adjusted EBITDA less capital expenditures" is calculated as net cash provided by operating activities excluding the impact of capital expenditures, interest expense, acquisition-related costs, changes in operating assets and liabilities and other unusual operating expenses, as defined in the Appendix, when used as a liquidity measure.

"Conversion Rate" is defined as Adjusted EBITDA less capital expenditures divided by Adjusted EBITDA.

Cable ONE uses Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA less capital expenditures, and Conversion Rate to assess its and NewWave's performance, and it also uses Adjusted EBITDA less capital expenditures as an indicator of its and NewWave's ability to fund operations and make additional investments with internally-generated funds. In addition, Adjusted EBITDA generally correlates to the leverage ratio calculation under Cable ONE's credit facilities and outstanding 5.75% senior unsecured notes due 2022 to determine compliance with the covenants contained in the facilities and notes. For the purpose of calculating compliance with leverage covenants, Cable ONE uses a measure similar to Adjusted EBITDA, as presented. Adjusted EBITDA and capital expenditures are also significant performance measures used by Cable ONE in its annual incentive compensation program. Adjusted EBITDA does not take into account cash used for mandatory debt service requirements or other non-discretionary expenditures, and thus does not represent residual funds available for discretionary uses.

Cable ONE believes Adjusted EBITDA, Adjusted EBITDA Margin, and Conversion Rate are useful to investors in evaluating the operating performance of Cable ONE and NewWave. Cable ONE believes that Adjusted EBITDA less capital expenditures is useful to investors as it shows Cable ONE's and NewWave's performance while taking into account cash outflows for capital expenditures and is one of several indicators of Cable ONE's and NewWave's ability to service debt, make investments and/or return capital to its shareholders.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA less capital expenditures, Conversion Rate and similar measures with similar titles are common measures used by investors, analysts and peers to compare performance in Cable ONE's industry, although Cable ONE's measures of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA less capital expenditures, and Conversion Rate may not be directly comparable to similarly titled measures reported by other companies.

NewWave geographic coverage and key metrics

- Nineteenth largest cable operator in the United States
- Provides HSD, video and voice services to residential and commercial customers in non-urban markets of IL, TX, IN, LA, MO, MS and AR

Key metrics (4Q16A)

Metric	Performance
Homes Passed	428k
Video Penetration	23.5%
HSD Penetration	25.8%
Voice Penetration	7.5%
Commercial Share of Revenue	13.3%
Homes Passed at 750MHz or Greater	91%

System map



Cable ONE
NewWave

NewWave has grown significantly over the last several years, driven by residential HSD and business revenues, with headroom for additional growth

Revenue ($ million)


CAGR: 6%
$162
$170
$182
2014A
2015A
2016A

Residential HSD revenue ($ million)


CAGR: 16%
$41
$47
$55
2014A
2015A
2016A

Business services revenue ($ million)


CAGR: 22%
$16
$19
$24
2014A
2015A
2016A

HSD penetration of homes passed


21.9%
24.3%
25.8%
30.8%
12/31/14A
12/31/15A
12/31/16A
12/31/16A

NewWave historical Adj. EBITDA and Capex

Adjusted EBITDA ($ million)


$44
$49
$58
2014A
2015A
2016A

Capex ($ million)


$58
$46
$34
2014A
2015A
2016A

Adjusted EBITDA – Capex ($ million)


($14)
$3
$24
2014A
2015A
2016A

	2014A	2015A	2016A
Adj. EBITDA Margin (%)	*28%*	*29%*	*32%*
Capex % sales	*36%*	*27%*	*19%*
% Conversion	*NM*	*6%*	*40%*

Appendix

- Reconciliation of Net Income to Adjusted EBITDA
- Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA less Capital Expenditures

NewWave
Reconciliation of Net Income to Adjusted EBITDA

BY YEAR ($M)

	2014	2015	2016
Net Income	**($19)**	**($18)**	**($14)**
Plus:			
Interest expense, net	21	21	21
Provision for income taxes	--	--	--
Depreciation and amortization	39	43	47
Stock-based compensation	1	1	1
Other expense	1	1	1
Acquisition-related costs	2	1	2
Gain on sale of cable assets	(2)	--	--
Loss on disposal of fixed assets	1	--	--
Adjusted EBITDA	**$44**	**$49**	**$58**
Adjusted EBITDA Margin	27%	29%	32%
Less: Capital expenditures	$58	$46	$34
Adjusted EBITDA less Capital Expenditures	**($14)**	**$3**	**$24**
Conversion rate	NM	6%	40%

NewWave

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA less Capital Expenditures

BY YEAR ($M)

	2014	2015	2016
Net cash provided by operating activities	**$20**	**$32**	**$36**
Amortization of financing costs	(2)	(2)	(2)
Write off of financing costs	--	(1)	--
Changes in operating assets and liabilities	2	(3)	1
Interest expense	21	21	21
Provision for income taxes	--	--	--
Other (income) expense, net	--	--	--
Acquisition-related costs	2	1	2
Other	1	1	--
Capital expenditures	(58)	(46)	(34)
Adjusted EBITDA less capital expenditures	**($14)**	**$3**	**$24**

CABLE ONE®